Asterisks (“**”) indicate that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Amendment Agreement
to
Transponder Purchase Agreement

between

INTELSAT LLC

and

TELENOR SATELLITE SERVICES AS

DATED: 2 April 2003

Table of Contents

		Page

1	DEFINITIONS AND INTERPRETATION	3

2	CONDITIONS PRECEDENT AND LAPSE	4

3	AMENDMENTS TO THE AGREEMENT	4

4	NOVATION, ASSUMPTION AND RELEASE	11

5	REPRESENTATIONS, WARRANTIES AND COVENANTS	12

6	MISCELLANEOUS	12

List of Annexes:

Annex A:	Amended tables and figures to Annex 1 of the Agreement

Annex B:	Annex 1, Part D, to the Agreement

Annex C:	Annex 1, Part E, to the Agreement

THIS AMENDMENT AGREEMENT (the “Amendment Agreement") is dated 2 April 2003 and entered into between:

(1)	Intelsat LLC, a limited liability company established pursuant to the laws of Delaware, having an office and place of business at 14 Dundonald Street West, Hamilton HM GX, Bermuda (“INTELSAT”);

(2)	Telenor Satellite Services AS, a company limited by shares established pursuant to the laws of Norway with company number 974 529 068 and offices located at Snarøyveien 30, N-1331 Fornebu, Norway (“Telenor"); and

(3)	Telenor Inma AS, a company limited by shares established pursuant to the laws of Norway with company number 984 508 913 and offices located at Snarøyveien 30, N-1331 Fornebu, Norway (“Assignee")

INTRODUCTION

(A)	By a transponder purchase agreement dated 12 September 2000 (the “Agreement"), Telenor and The International Telecommunications Satellite Organization (“Old INTELSAT”) entered into a long-term co-operative arrangement for, inter alia, the procurement and joint financing of a new satellite, the INTELSAT 10-02 Satellite (as defined in the Agreement), on the terms and conditions contained therein;

(B)	By a novation agreement dated 18 July 2001 Old INTELSAT transferred the Agreement to INTELSAT;

(C)	Telenor and INTELSAT wish to make certain amendments to the Agreement to take effect as from the Effective Date (as defined herein) in the manner set out in this Amendment Agreement;

(D)	Telenor wishes to assign all of its rights, and to be released and discharged from all of its duties and obligations under the Agreement pursuant to Article 20.1(2) of the Agreement, and Assignee, an Affiliate of Telenor, wishes to assume all of those rights and undertake those duties and obligations, in each case by way of novation; and

(E)	INTELSAT has agreed to the release and discharge described in (D) above and to accept Assignee’s assumption of all of Telenor’s rights, duties and obligations with respect to the Agreement in consideration of Assignee agreeing to be bound by the Agreement on the terms and conditions set out in this Amendment Agreement.

IT IS AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	In this Amendment Agreement, the following expressions shall have the following

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meanings:

(a)	“Agreement” shall have the meaning ascribed to such term in Recital (A) above;

(b)	“Effective Date” shall have the meaning ascribed to such term in Article 2.1; and

(c)	“Parties” means INTELSAT, Telenor and Assignee and “Party” means any of INTELSAT, Telenor or Assignee as determined by the context.

1.2	Capitalised terms used, but not defined, in this Amendment Agreement shall have the respective meanings as are ascribed to them in the Agreement.

1.3	In this Amendment Agreement, except as otherwise specified:

(a)	a reference to any person includes its successors and permitted assigns;

(b)	the headings are for convenience only and do not affect the interpretation; and

(c)	words importing the plural shall include the singular and vice versa.

2	CONDITIONS PRECEDENT AND LAPSE

2.1	The provisions of Article 3 (Amendments to the Agreement) and Article 4 (Novation, Assumption and Release) shall take effect on and after the date (the “Effective Date") on which INTELSAT in writing notifies Telenor and Assignee that it has received, in form and substance satisfactory to it, the following documents:

(a)	a resolution of the board of directors of Assignee, approving the terms of, and the transactions contemplated by, this Amendment Agreement; and

(b)	evidence of the authority of those persons signing this Amendment Agreement on behalf of Telenor and Assignee.

2.2	INTELSAT shall not give the notice referred to in Article 2.1 unless Telenor has notified INTELSAT that it has received, in form and substance satisfactory to it, the following documents:

(a)	evidence of the authority of those persons signing this Amendment Agreement on behalf of INTELSAT.

3	AMENDMENTS TO THE AGREEMENT

3.1	As of, and with effect from, the Effective Date, the Agreement shall be amended as follows:

(a)	In Article 1.1(aa), the definition of “Ownership Interest” shall be deleted in its entirety and replaced by the following:

““Ownership Interest” means in the case of Telenor either the Telenor Ku-band Payloads or ***** as determined by the context, and in the case of INTELSAT either the INTELSAT Owned Systems or ***** as determined by the context.”

(b)	In Article 1.1(hh), the second sentence in the definition of “Service Area” shall be deleted and replaced by the following:

“For Spot 1, the Service Area is initially Europe, for Spot 2 the Service Area is initially the Middle East and for Spot 3 the Service Area may, subject to Article 9.2(c), be any region of the visible Earth provided that sufficient spatial isolation between the Service Area for Spot 3 and the Service Area for Spot 1 and Spot 2, respectively, is maintained.”

(c)	The following definition shall be added as a new Article 1.1(pp):

““EPC” means Electric Power Conditioner.”

(d)	The following definition shall be added as a new Article 1.1(qq):

““LRR” means launch readiness review.”

(e)	The following definition shall be added as a new Article 1.1(rr):

““Redundancy Notice” has the meaning set forth in Article 4 (Satellite Ownership.”

(f)	The following definition shall be added as a new Article 1.1(ss):

““TWT” means Travelling Wave Tube.”

(g)	Article 3(c) shall be deleted in its entirety and replaced with the following:

“(c)The INTELSAT 10-02 Satellite shall be equipped with three (3) steerable KU-band Spot beams.

(1)	Spot beam 1 shall be elliptical and rotatable and shall have a Service Area covering Europe as further detailed in Annex 1 (Technical Specification of the INTELSAT 10-02 Satellite) Part D, unless repointed as described in Article 9.2(c) (Use of the Ku-band Payloads on the INTELSAT 10-02 Satellite).

(2)	Spot beam 2 shall be elliptical and rotatable and shall have a Service Area covering the Middle East as further detailed in Annex 1 (Technical Specification of the INTELSAT 10-02 Satellite) Part D, unless repointed as described in Article 9.2(c) (Use of the Ku-band Payloads on the INTELSAT 10-02 Satellite).

(3)	Spot beam 3 shall be circular. Subject to Article 9.2(c), the Service Area for Spot 3 may be pointed and repointed to cover any region of the visible Earth, provided, however, that sufficient spatial isolation is maintained between the Service Area for Spot 3 and the Service Area for Spot 1 and

Spot 2, respectively.”

(h)	Article 3(d)(1) and (2) shall be deleted in their entirety and replaced with the following:

“(1)	Each of Spot 1 and Spot 2:

- 3x72 MHz in the band 10.95-11.2 / 14.0-14.25 GHz, and

- 2x112 MHz in the band 11.45-11.7 /14.25-14.5 GHz.

(2)	Spot 3:

- 6x72 MHz in the band 12.5-12.75 / 14.0-14.25 GHz.”

(i)	In Article 4(c) sub-sections (1) to (3) shall be deleted in their entirety and replaced with the following:

“(1)	All transponder channels in Spot 1 of the Ku-band Payloads of the INTELSAT 10-02 Satellite together with associated antenna, RF and mechanical equipment; and

(2)	the two 112 MHz transponder channels in Spot 2 of the Ku-band Payloads of the INTELSAT 10-02 Satellite together with 6/12 of the antenna, RF and mechanical equipment associated with Spot 2; and

(3)	in accordance with paragraph (e) below, the EPCs and TWTs on the INTELSAT 10-02 Satellite identified as being Telenor’s in the table set forth in Annex 1, Part E, including spares; and

(4)	usage rights of a pro-rata portion of the total available power for the Ku-band Payloads.”

(j)	In Article 4(d)(2) sub-sections (A) and (B) shall be deleted in their entirety and replaced with the following:

“(A)	All transponder channels in Spot 3 of the Ku-band Payloads of the INTELSAT 10-02 Satellite together with associated antenna, RF and mechanical equipment; and

(B)	the three 72 MHz transponder channels in Spot 2 of the Ku-band Payloads of the INTELSAT 10-02 Satellite together with 6/12 of the antenna, RF and mechanical equipment associated with Spot 2; and

(C)	in accordance with paragraph (e) below, the EPCs and TWTs on the INTELSAT 10-02 Satellite identified as being INTELSAT’s in the table set forth in Annex 1, Part E, including spares;.”

(k)	Article 4(e) shall be deleted in its entirety and replaced with the following:

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“(e) INTELSAT and Telenor shall each own a number of spare EPCs, TWTs and other common parts of the Ku-band Payloads as set out in this Article 4 (Satellite Ownership). INTELSAT shall own all C-band spare TWTAs. The one Ku-band TWT which shall be owned jointly by the Parties may be used by either Party on a first come first served basis to replace a failed or defective Ku-band TWT, provided, however, that such failure or defect cannot be corrected by switching to any operational redundant TWT owned by such Party. If a Party’s active Ku-band TWT should fail or become defective and such Party no longer possesses any operational redundant TWT which can replace the failed or defective TWT, such Party shall have the right to lease an operational redundant TWT from the other Party (if any such TWT is available) by serving a written notice (a “Redundancy Notice") on the other Party as follows:

(1)	subject to the other Party’s written consent, on a non-preemptible basis at an annual charge of ********; or

(2)	on a preemptible basis at an annual charge of *********.

If a Party exercises the option in sub-section (1) above, the other Party shall within five (5) days of receipt of the Redundancy Notice in writing inform the first Party whether it accepts or rejects to lease the operational redundant TWT on a non-preemptible basis. If the other Party rejects, the first Party shall be deemed to have exercised the option in sub-section (2) as of the date of the Redundancy Notice. The other lease terms and conditions for the lease of the redundant TWT shall be agreed between the Parties. As used in this Article 4(e), “preemptible” shall mean that the Party leasing out the redundant TWT may terminate the lease if such TWT is required to replace a failed or defective TWT owned by such Party, and it no longer possesses any other operational redundant TWT which can replace the failed or defective TWT.”

(l)	In Article 6.1(e), the words “if less than the ten (10)” at the beginning of the parenthesis in the fourteenth line shall be deleted and replaced with “if less than the seven (7)”.

(m)	Article 6.3 shall be deleted in its entirety and replaced with the following:

“6.3 Delivery Schedule

(a) *********

(b) *********

(c) *********

(d) Except for Telenor’s right to terminate this Agreement in accordance with Article 19.1, its share of the liquidated damages for late delivery in-orbit of the INTELSAT 10-02 Satellite as set forth in this Section 6.3 represent Telenor’s sole and exclusive remedy for late delivery of the Telenor Ku-band Payload.”

(n)	Article 6.5(b) shall be deleted in its entirety and replaced with the following:

“(b) In the event of a Launch Failure or In-Orbit Failure of the INTELSAT 10-02 Satellite or a delay of the in-orbit Delivery Date of the Telenor Ku-band Payload, the C-band Operating Leases shall continue on the INTELSAT 707 Satellite at the 359°E orbital location at the lease rates and terms and conditions applicable to those leases at the time without change. In addition, Telenor shall have the option to extend on the INTELSAT 707 Satellite at the 359°E orbital location, on an individual per lease basis, the term of any of the Ku-band Operating Leases by serving a written notice on INTELSAT no later than the Delivery Date. The term for any such extension shall start on the Delivery Date and continue until the earlier of the Asset Transfer Date and the fifth anniversary of the term, and the annual charge for each Operating Leases which is extended shall be agreed by the Parties during the fourth quarter of 2003. This Article 6.5(b) shall survive any termination of this Agreement.”

(o)	Article 9.2 shall be deleted in its entirety and replaced with the following:

“9.2 Use of the Ku-Band Payloads on the INTELSAT 10-02 Satellite.

(a) Telenor shall purchase, and obtain ownership of, and shall be entitled to use on an exclusive usage basis, the Telenor Ku-band Payload in accordance with the terms of this Agreement. The Telenor Ku-band Payload is composed of all the transponders on Spot 1 and two (2) of the transponders on Spot 2, which all are elliptical, rotatable, steerable beams, and as further detailed in Article 4 (Satellite Ownership).

(b) INTELSAT shall retain ownership of, and shall, be entitled to use the INTELSAT Ku-band Payload in its sole discretion, in accordance with the terms of this Agreement. The INTELSAT Ku-band Payload is composed of all the transponders on Spot 3 and three (3) of the transponders on Spot 2, as further detailed in Article 4 (Satellite Ownership).

(c) The Parties agree that either Party may request to repoint a Spot beam on which such Party owns all of or some of the transponders by giving written notice to the other Party. Any repointing of a Spot beam shall be subject to the good faith negotiations and mutual written agreement of the Parties, including with respect to the terms and conditions applicable to any such repointing. Such negotiations shall take into consideration, inter alia, any potential interference that may be caused by

Confidential Treatment Requested by Intelsat, Ltd.

the repointing of the Spot beam. If a Party requests to re-point a Spot beam on which such Party owns all the transponders, the other Party shall not object to such re-pointing if the requesting Party can demonstrate — to the reasonable satisfaction of the other Party - that the repointing will not have a material adverse effect on the technical performance of the transponders owned by the other Party, nor for technical reasons limit the current or future utilisation of such transponders. Any such repointing shall be subject to inter-system co-ordination agreements in accordance with Article 8. This Article 9.2(c) shall apply mutatis mutandis in respect of INTELSAT’s initial pointing of Spot 3.”

(p)	Article 9.4 shall be deleted in its entirety.

(q)	In Article 12.1(a), the initial sentence shall be deleted in its entirety and replaced with the following:

“(a) As consideration for the rights, title and interest in and to the Telenor Ku-band Payload, Telenor shall pay to INTELSAT the amount of ******** (hereinafter the “Purchase Price”).

(r)	In Article 12.2(a) the initial sentence shall be deleted in its entirety and replaced with the following:

“(a) Commencing upon the Asset Transfer Date, Telenor shall pay to INTELSAT the annual sum of *********, together with a ****** mark-up thereon, for a total annual payment of ******** (the “Operational Costs”).”

(s)	In Article 12.2(a) the word ***** in the next to final line shall be deleted and replaced with *****.

(t)	A new Article 19.2 shall be inserted as follows, and 19.2 shall be numbered 19.3:

“If LRR has not taken place by *********, either Party may, by giving written notice to the other Party, terminate those provisions of this Agreement that relate to the delivery of the Telenor Ku-band Payload on the INTELSAT 10-02 Satellite as of a future date specified in the notice of termination, unless such delay is due to an event of Force Majeure in accordance with Article 17. The remainder of this Agreement shall remain in force. Without prejudice to the Parties’ right to terminate the Agreement pursuant to this Article 19.2, each of the Parties agrees that it shall in good faith consult with the other Party prior to exercising such right.”

(u)	In Article 22.6(b) the notice address of Telenor shall be changed to:

“Telenor Inma AS C/O Telenor Satellite Services AS Snarøyveien 30

N-1331 Fornebu, Norway Attn.: Cato Halsaa Tel: +47 67 89 00 00 Mobile: +47 900 47 007 Fax: +47 67 89 36 29 Email: cato.halsaa@telenor.com”

(v)	In Annex 1, Part A, Section 3.1 shall be deleted in its entirety and replaced with:

“3.1 The Telenor Ku-band Payload

The Telenor Ku-band Payload is composed of the following:

(a)	All transponder channels in Spot 1 of the Ku-band Payloads of the INTELSAT 10-02 Satellite together with associated antenna, RF and mechanical equipment;

(b)	the two 112 MHz transponder channels in Spot 2 of the Ku-band Payloads of the INTELSAT 10-02 Satellite together with 6/12 of the antenna, RF and mechanical equipment associated with Spot 2; and

(c)	the EPCs and TWTs on the INTELSAT 10-02 Satellite identified as being Telenor’s in the table set forth in Annex 1, Part E, including spares; and

(d)	usage rights of a pro-rata portion of the total available power for the Ku-band Payloads.”

(w)	In Annex 1, Part A, Section 3.2 shall be deleted in its entirety and replaced with:

“3.2 The INTELSAT Ku-band Payload

The INTELSAT Ku-band Payload is composed of the following:

(a)	All transponder channels in Spot 3 of the Ku-band Payloads of the INTELSAT 10-02 Satellite together with associated antenna, RF and mechanical equipment; and

(b)	the three 72 MHz transponder channels in Spot 2 of the Ku-band Payloads of the INTELSAT 10-02 Satellite together with 6/12 of the antenna, RF and mechanical equipment associated with Spot 2; and

(c)	the EPCs and TWTs on the INTELSAT 10-02 Satellite identified as being INTELSAT’s in the table set forth in Annex 1, Part E, including spares.”

(x)	In Annex 1, Part A, Section 4.3.1 sub-section (b) and (c) shall be deleted in its entirety and replaced with:

“(b)	Five (5) transponders on Spot beam 1 and two (2) transponders on Spot beam 2, together seven (7) of the active transponders are part of the Telenor Ku-band Payload.

(c)	Six (6) transponders on Spot beam 3 and three (3) transponders on Spot beam 2, together nine (9) of the active transponders are part of the INTELSAT Ku-band Payload.”

(y)	In Annex 1, Part A, Section 4.3.3 sub-section (1) and (2) shall be deleted in its entirety and replaced with:

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“(1)	Each of Spot 1 and Spot 2:

- 3x72 MHz in the band 10.95-11.2 / 14.0-14.25 GHz, and

- 2x112 MHz in the band 11.45-11.7 /14.25-14.5 GHz.

(2)	Spot 3:

- 6x72 MHz in the band 12.5-12.75 / 14.0-14.25 GHz.”

(z)	************

(aa)	************

(bb)	************

(cc)	************

(dd)	************

3.2	All other terms and conditions of the Agreement shall remain in full force and effect.

4	NOVATION, ASSUMPTION AND RELEASE

4.1	With effect from the Effective Date:

(a)	Telenor novates to Assignee the Agreement, including all of Telenor’s rights, duties, powers and obligations thereunder whether or not such rights, duties and obligations accrued or fell due prior to the date hereof, and INTELSAT accepts such novation;

(b)	Assignee shall assume all present and future rights, benefits, liabilities and obligations of Telenor in respect of the Agreement and INTELSAT absolutely and irrevocably agrees that Telenor shall be fully released and discharged from all its duties, liabilities and obligations and from all claims arising under the Agreement;

(c)	Assignee irrevocably and unconditionally undertakes towards INTELSAT to comply with all of the terms of the Agreement (as amended by this Amendment Agreement) and to perform thereunder as if Assignee had been an original party thereto;

(d)	INTELSAT irrevocably and unconditionally agrees to be fully bound towards Assignee by the terms and conditions of the Agreement (save as otherwise amended by this Amendment Agreement) and to perform thereunder as if Assignee had been an original party thereto; and

(e)	the Parties agree that all references to Telenor in respect of the Agreement shall be treated as references to Assignee and any permitted successor, transferee or assignee of Assignee

Confidential Treatment Requested by Intelsat, Ltd.

5	REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1	Each of Telenor and Assignee represents and warrants to INTELSAT, and INTELSAT represents and warrants to Telenor and Assignee that:

(a)	it has the requisite power and authority to enter into this Amendment Agreement and to carry out the transactions contemplated by this Amendment Agreement; and

(b)	the execution, delivery and performance of this Amendment Agreement and the consummation of the transactions contemplated by this Amendment Agreement have been duly authorized by the requisite corporate action on the part of such Party.

5.2	**********

6	MISCELLANEOUS

6.1	A variation of this Amendment Agreement is valid only if it is in writing and signed by a duly authorized representative of each Party. This Amendment Agreement constitutes the entire agreement of and supersedes any previous agreements, communications and negotiations between the Parties relating to the subject matter of this Amendment Agreement, unless the same are expressly incorporated by reference into this Amendment Agreement. Each Party acknowledges that in entering into this Amendment Agreement it is not relying on any representation, warranty, promise or assurance which is not set out herein and except in the case of fraud, no Party shall have any right of action against any other Party in connection with any such representation, warranty, promise or assurance, except to the extent that it is repeated herein.

6.2	The Parties agree that a person who is not a party to this Amendment Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Amendment Agreement.

6.3	The provisions of this Amendment Agreement shall not be varied otherwise than by an instrument in writing executed by or on behalf of all the Parties.

6.4	Each of INTELSAT, Telenor and Assignee shall bear its own costs incurred in the preparation, negotiation and completion of this Amendment Agreement.

6.5	Article 22.6(a) of the Agreement shall apply to every notice to be served under or in connection with this Amendment Agreement, and the addresses referred to therein are:

(a)	in the case of INTELSAT:

Intelsat LLC 14 Dundonald Street West Hamilton, Bermuda HM GX Attn.: Contracts

With a copy to:

Intelsat Services Corporation 3400 International Drive, N.W. Washington, D.C. 20008-3006 United States of America Attn: Major Programs Dept., Box 25

and:

Intelsat Global Sales and Marketing Building 3, Chiswick Park 566 Chiswick High Road London W4 5YA United Kingdom Attn: John Stanton Email: john.stanton@intelsat.com

(b)	in case of Telenor and Assignee:

Telenor Satellite Services AS Snarøyveien 30 N-1331 Fornebu, Norway Attn.: Cato Halsaa Email: cato.halsaa@telenor.com Tel: +47 67 89 00 00 Mobile: +47 900 47 007 Fax: +47 67 89 36 29”

6.6	This Amendment Agreement may be executed in any number of counterparts, but shall not be effective until each Party has executed at least one counterpart, and this has the same effect as if the signatures on the counterparts were on a single copy of this Amendment Agreement.

6.7	The provisions of Articles 13 (Confidentiality) and 18 (Dispute Resolution and Applicable Law) of the Agreement shall apply to this Amendment Agreement as if set out in full herein

     IN WITNESS whereof the Parties or their duly authorised representatives have executed this Amendment Agreement the day and year first herein written.

INTELSAT LLC

/s/ John Stanton
By: John Stanton
Title: Authorized Signatory

TELENOR SATELLITE SERVICES AS

/s/ Cato Halsaa
By: Cato Halsaa
Title: Attorney-in-Fact

TELENOR INMA AS

/s/ Cato Halsaa
By: Cato Halsaa
Title: Attorney-in-Fact

Confidential Treatment Requested by Intelsat, Ltd.

ANNEX A

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Commission pursuant to a request for confidential treatment.

Annex 1, Part B, Table 2.1-1:

TABLE 2.1-1: RECEIVE AND TRANSMIT FREQUENCY
BANDS AND NOMENCLATURE

Band	Frequency Band	Shorthand Nomenclature

RECEIVE (OR UPLINK)

Ku-Band	14.0 to 14.5 GHz	14 GHz band, Ku-Band

TRANSMIT (OR DOWNLINK)

Ku-Band		Ku-Band:
	10.95 to11.2 GHz	Band A
	11.45 to 11.7 GHz	1 Band B
	12.5 to 12.75 GHz	Band D

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ANNEX A

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Exchange Commission pursuant to a request for confidential treatment.

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ANNEX B

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Commission pursuant to a request for confidential treatment.

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ANNEX C

*******************

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